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                                                                     EXHIBIT 8.2

                 Form of Tax Opinion of Vinson & Elkins L.L.P.


                               ____________, 2002

Dal-Tile International Inc.
7834 Hawn Freeway
Dallas, Texas  75217

Gentlemen:

         We participated in the preparation of Registration Statement No. ___________ on Form S-4 originally filed with the Securities and Exchange Commission by Mohawk Industries, Inc. ("Mohawk") on December 7, 2001 (as amended from time to time and together with exhibits thereto, the "Registration Statement"), in connection with the planned merger of Dal-Tile International Inc. ("Dal-Tile") and Maverick Merger Sub, Inc.("Sub"), a wholly owned subsidiary of Mohawk, pursuant to the Agreement and Plan of Merger, dated November 19, 2001, by and among Mohawk, Sub and Dal-Tile (the "Merger Agreement"), including the discussion set forth in the Registration Statement under the heading "Material Federal Income Tax Consequences of the Merger." The discussion and the legal conclusions with respect to United States federal income tax matters set forth therein reflect our opinion, and we believe they are accurate and complete in all material respects.

         Our opinion is based and conditioned upon the initial and continuing accuracy of the statements, covenants, representations and assumptions set forth in (i) the Merger Agreement, (ii) the Registration Statement, and (iii) the tax certificates delivered to us by Mohawk and Dal-Tile. Any inaccuracies in any of the aforementioned statements, representations, or assumptions or breach or failure of any of the aforementioned covenants could adversely affect our opinion. Our opinion is also based upon provisions of the United States Internal Revenue Code of 1986, as amended, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all as of the date hereof, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission.


                                        Very truly yours,